UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☐	Definitive Proxy Statement

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The Manitowoc Company, Inc.
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Important Notice Regarding the Availability of Proxy Materials for the Special Shareholders’ Meeting

to be held on November 17, 2017, for The Manitowoc Company, Inc.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/mtw. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our Special Meeting and need YOUR participation.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for the special meeting, please make this request on or before November 7, 2017.

For a Convenient Way to VIEW Proxy Materials — and — VOTE Online go to: www.proxydocs.com/mtw

Proxy Materials Available to View or Receive:

1. Proxy Statement

Printed materials may be requested by one of the following methods:

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ACCOUNT NO.	SHARES

The Manitowoc Company, Inc. Notice of Special Meeting of Shareholders

Date:	November 17, 2017
Time:	9:00 A.M. (Central Daylight Time)
Place:	Foley and Lardner LLP, 777 East Wisconsin Avenue, 40th Floor, Milwaukee, Wisconsin

The purpose of the Special Meeting is to take the following actions:

1.	Proposal to adopt and approve an amendment to Manitowoc’s Amended and Restated Articles of Incorporation that effects (a) a reverse stock split of the outstanding shares of Manitowoc’s common stock, at a reverse stock split ratio of one-for-four, and (b) a reduction in the number of authorized shares of Manitowoc’s common stock from 300,000,000 to 75,000,000.

The Board of Directors recommends that you vote “FOR” proposal 1.